Exhibit (a)(3)

                        CATHOLIC VALUES INVESTMENT TRUST



                                     Amended
                     Establishment and Designation of Series
                                   and Classes


         WHEREAS, pursuant to the Declaration of Trust of Catholic Values Investment Trust dated November 25, 1996, as Amended March 3, 1997 (the "Declaration of Trust"), the Trustees of Catholic Values Investment Trust (the "Trust"), designated one Series with three Classes; and

         WHEREAS, the Trustees now desire to delete one Class (i.e. the Institutional Shares), of the Series, pursuant to Section 5.5 of Article V of the Declaration of Trust.;

         NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust hereby confirm that the Trust consists of the presently Outstanding Shares of the following
Series: Catholic Values Investment Trust Equity Fund (the "existing Series"). The existing Series consists of two classes of shares - the Individual Shares and Institutional Service Shares. The existing Series and Classes thereof shall have the special and relative rights as set forth in the Declaration of Trust as from time to time amended:

         The Declaration of Trust authorizes the Trustees to establish and designate one or more Series of Shares and one or more Classes thereof and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different Series and Classes so established and designated by the Trustees. The Trustees may designate additional Series and Classes in the future.






/s/H. Day Brigham, Jr.                       /s/Leland Miles
----------------------                     ---------------------
H. Day Brigham, Jr.                            Leland Miles

/s/Peter M. Donovan                         /s/A. M. Moody III
----------------------                     ----------------------
Peter M. Donovan                              A.M. Moody, III

/s/Dorcas R. Hardy                         /s/Lloyd F. Pierce
----------------------                    ---------------------
Dorcas R. Hardy                               Lloyd F. Pierce


                              /s/ Richard E. Taber
                             ----------------------
                                Richard E. Taber


March 22, 2001